UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2006

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 23, 2006, II-VI Incorporated (“II-VI” or the “Company”) replaced its existing $60.0 million credit facility with a new $60.0 million unsecured credit facility (the “Credit Facility”). The Credit Facility is guaranteed by each existing and subsequently acquired or organized domestic subsidiary of the Company. II-VI has the option to request the participating banks to increase the size of the Credit Facility in an aggregate additional amount not to exceed $40.0 million. The Credit Facility has a five-year life and has interest rates ranging from LIBOR plus 0.50% to LIBOR plus 1.25% based on the ratio of total consolidated indebtedness to consolidated EBITDA.

The Credit Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, repurchases of the Company’s common stock and transactions with affiliates. The covenants permit the Company to use proceeds of the Credit Facility for working capital and capital expenditures and other lawful corporate purposes. The Credit Facility also contains financial covenants that require the Company to maintain a minimum interest coverage ratio of 4.0 and a maximum leverage ratio of 3.0.

The Credit Facility provides for customary events of default with corresponding grace periods, including, but not limited to failure to pay any principal or interest when due, failure to comply with covenants, material breaches or representations or warranties made by the Company, certain insolvency or receivership events affecting the Company or its domestic subsidiaries, defaults relating to other indebtedness in excess of $5.0 million in the aggregate and a change in control of the Company.

In addition, on October 23, 2006, II-VI amended its Rate Protection Term Note to extend the maturity date of this 300 million Japanese Yen loan from December 25, 2007 to September 30, 2011.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(c)	Exhibits.

The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B to this Form:

10.1	$60,000,000 Revolving Credit Facility Credit Agreement by and among II-VI Incorporated, guarantors party, various lenders and PNC Bank, National Association dated October 23, 2006.

10.2	300,000,000 Japanese Yen Term Loan Second Amendment to Second Amended and Restated Letter Agreement by and among II-VI Japan Incorporated and PNC Bank, National Association dated October 23, 2006.

10.3	Second Allonge to Rate Protection Term Note by and among II-VI Japan Incorporated in favor of PNC Bank, National Association dated October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: October 26, 2006	By:	/s/ Carl J. Johnson
Carl J. Johnson
Chairman and Chief Executive Officer

Date: October 26, 2006	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	$60,000,000 Revolving Credit Facility Credit Agreement by and among II-VI Incorporated, guarantors party, various lenders and PNC Bank, National Association dated October 23, 2006.

10.2	300,000,000 Japanese Yen Term Loan Second Amendment to Second Amended and Restated Letter Agreement by and among II-VI Japan Incorporated and PNC Bank, National Association dated October 23, 2006.

10.3	Second Allonge to Rate Protection Term Note by and among II-VI Japan Incorporated in favor of PNC Bank, National Association dated October 23, 2006.